EXHIBIT 10.2
FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT
     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of the 30th day of June, 2010, by and between PSB Group, Inc., a bank holding company organized under the laws of the State of Michigan (the “Company”), Peoples State Bank, a banking association chartered under the laws of the State of Michigan (the “Bank”) and Henry R. Thiemann (“Executive”).
WITNESSETH:
     WHEREAS, the parties hereto entered into that certain Employment Agreement dated April 26, 2010 (the “Employment Agreement”); and
     WHEREAS, the parties hereto desire to amend the Employment Agreement, upon the terms and conditions set forth herein’;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto hereby amend the Employment Agreement as follows:
     1. The second sentence of Section 2 is hereby amended and restated in its entirety to read as follows:
“No later than thirty (30) days after receipt of the written approval of this Agreement by all applicable bank regulatory authorities, Executive shall be appointed to the Board of Directors of the Company.”
     2. Section 8(e) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
(e) Conferences and Continuing Education. Executive shall be permitted to attend appropriate banking conventions and professional development meetings necessary to keep Executive abreast of developments in the industry. All reasonable expenses of attending such meetings shall be at the expense of the Company.
     3. Section 11(c)(ii)(D) is hereby amended and restated in its entirety to read as follows:
(D) if Executive would be assigned substantial duties and responsibilities other than those normally associated with his position as referenced in Exhibit A of this Agreement, attached hereto, and such assignment would result in a material diminution of Executive’s duties and responsibilities; or”

     4. The reference to “two years” in the last sentence of Section 11(f) is hereby amended to read “one (1) year”.
     5. The last sentence of Section 13 is hereby amended and restated in its entirety to read as follows:
“In the event any such approval is not finally obtained by July 14, 2010, this Agreement shall be terminated and of no further force or effect.”
     6. Except as expressly modified as set forth herein, all of the remaining terms, conditions and provisions of the Employment Agreement are hereby ratified and confirmed and shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement as of the date first written above.

PSB GROUP, INC.

By:	/s/ David L. Wood	/s/ Henry R. Thiemann
Its:	Chairman of the Board	Henry R. Thiemann

PEOPLES STATE BANK

By:	/s/ David L. Wood

Its:	Chairman of the Board

EXHIBIT A TO EMPLOYMENT AGREEMENT
PEOPLES STATE BANK
Responsibilities and Duties of President and Chief Executive Officer
Job Summary:
Implements the strategic goals and objectives of Peoples State Bank (the “Bank”). Provides direction and leadership towards the achievement of the Bank’s philosophy, mission, strategy, and its annual goals and objectives.
Duties and Responsibilities:
•	Directs all Bank activities, budget and sales through all of the Bank’s lines of business.

•	Monitors overall performance of staff, training and performance development.

•	Chairs senior management team meetings and participates in overall corporate management through ALCO.

•	Maintains relationships with community organizations and key customers to increase sales and visibility of the Bank and its products.

•	Organizes Board of Director meetings and functions and provides Board of Directors with reports and loan information as required.

•	Networks within the community and participates in community events to promote company recognition and identity.

•	Actively recruits new staff and provides direction in employee relations issues.

•	Works closely with Board of Directors to achieve superior shareholder return.

•	Responsible for communications for third party accountants, analysts, regulators, examiners, etc.

•	Supports operations and administration of Board by advising and informing Board members, interfacing between Board and staff, and supporting Board’s evaluation of chief executive.